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                                                                   Exhibit 10(c)

                               AMENDMENT NO. 1 TO
                      SEVERANCE PAY PLAN FOR KEY EMPLOYEES
                             OF CLEVELAND-CLIFFS INC


                  Cleveland-Cliffs Inc ("Cleveland-Cliffs") hereby amends the Severance Pay Plan for Key Employees of Cleveland-Cliffs Inc (as amended and restated as of February 1, 1997) pursuant to its reserved powers under Section 4.a. of the Plan, as follows:

         1.       Section 12 of the Plan is hereby amended to read as follows:

                  12. LEGAL FEES AND EXPENSES a. It is the intent of the Company that no Key Employee be required to incur any expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Key Employee hereunder. Accordingly, if it should appear to the Key Employee that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Key Employee the benefits intended to be provided to the Key Employee hereunder, the Company irrevocably authorizes the Key Employee from time to time to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent the Key Employee in connection with the initiation or defense of any such litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction.

                  Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Key Employee's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Key Employee agree that a confidential relationship shall exist between the Key Employee and such counsel. The Company shall promptly pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by the Key Employee as a result of the Company's failure to perform under this Plan or any provision hereof or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.

                  b. To ensure that the provisions of this Plan can be enforced by the Key Employee, certain trust arrangements ("Trusts") have been established between KeyTrust Company of Ohio, N.A., as Trustee ("Trustee"), and the Company. Trust Agreement No. 1 (Amended and Restated Effective June 1, 1997) ("Trust Agreement No. 1") dated June 12, 1997, and Trust Agreement No. 2 (Amended and Restated Effective June 1, 1997) ("Trust Agreement No. 2") dated June 12, 1997, as amended and/or restated, between the Trustee and the Company,




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are attached as Exhibits C and B, respectively. A Trust Agreement No. 7 ("Trust
Agreement No. 7") dated April 9, 1991, as amended, between the Trustee and the Company, is attached as Exhibit D. Each such Trust Agreement shall be considered a part of this Plan and shall set forth the terms and conditions relating to payment under Trust Agreement No. 1 of compensation and other benefits pursuant to Sections 5 and 7 and pension benefits pursuant to Sections 5 and 6 owed by Cleveland-Cliffs or the Company, payment from Trust Agreement No. 7 of certain pension benefits pursuant to Sections 5 and 6 owed by Cleveland-Cliffs or the Company, and payment from Trust Agreement No. 2 for attorneys' fees and related fees and expenses pursuant to Section 12.a. hereof owed by the Company. The Key Employee shall make demand on the Company for any payments due the Key Employee pursuant to Section 12.a. hereof prior to making demand therefor on the Trustee under Trust Agreement No. 2.

                  c. Upon the earlier to occur of (i) a Change of Control or
(ii) a declaration by the Board that a Change of Control is imminent, the Company shall promptly to the extent it has not previously done so, and in any event within five (5) business days:

                  (A) transfer to Trustee to be added to the principal of the Trust under Trust Agreement No. 1 a sum equal to (I) the aggregate present value on the date of the Change of Control (or on such fifth business day if the Board has declared a Change of Control to be imminent) of the payments to be made to each Key Employee under the provisions of Sections 5, 6 and 7 hereof, such present value to be computed using the assumptions set forth in Section 5.a. hereof and the computations provided for in Section 7 hereof less (II) the balance in the Key Employees' accounts provided for in Section 7(b) of Trust Agreement No. 1 as of the most recent completed valuation thereof, less
         (III) the balance in the Key Employees' accounts provided for in
         Section 7(b) of Trust Agreement No. 7 as of the most recent completed valuation thereof, as certified by the Trustee under each of Trust Agreement No. 1 and Trust Agreement No. 7; provided, however, that if the Trustee under Trust Agreement No. 1 and/or Trust Agreement No. 7, respectively, does not so certify by the end of the fourth (4th) business day after the earlier of such Change of Control or declaration, then the balance of such respective account shall be deemed to be zero. Any payments of compensation, pension or other benefits by the Trustee pursuant to Trust Agreement No. 1 or Trust Agreement No. 7 shall, to the extent thereof, discharge Cleveland-Cliffs' and the Company's obligation to pay compensation, pension and other benefits hereunder, it being the intent of the Company that assets in such Trusts be held as security for Cleveland-Cliffs' and the Company's obligation to pay compensation, pension and other benefits under this Plan; and

                  (B) transfer to the Trustee to be added to the principal of the Trust under Trust Agreement No. 2 the sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) less any principal in such Trust on such fifth business day. Any payments of a Key Employee's attorneys' and related fees and expenses by the Trustee pursuant to Trust Agreement No. 2 shall, to the extent thereof, discharge the Company's obligation hereunder, it being the intent of Cleveland-Cliffs that assets in such Trust be held as security for the Company's obligation under Section 12.a. hereof. The Key Employee understands and acknowledges that the entire corpus of the Trust under Trust Agreement




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         No. 2 will be $250,000 and that said amount will be available to discharge not only the obligations of the Company to the Key Employee under Section 12.a. hereof, but also similar obligations of Cleveland-Cliffs and the Company to other Key Employees and employees under similar provisions of other agreements and plans.

                  IN WITNESS WHEREOF, Cleveland-Cliffs Inc pursuant to the order of its Board of Directors, has executed this Amendment No. 1 to Severance Pay Plan for Key Employees of Cleveland-Cliffs Inc (as amended and restated as of February 1, 1997) at Cleveland, Ohio, this 31st day of March, 1998, to be effective as of November 1, 1997.


                                         CLEVELAND-CLIFFS INC



                                         By: /s/ R F Novak
                                             -------------------------------
                                             Vice President - Human Resources